U.S. SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                   Date of Report: May 29, 1998


                        3PM HOLDING CORP.
                        -----------------
       (Exact name of registrant as specified in its charter)


                            COLORADO
                            --------
          (State or other jurisdiction of incorporation)


       0-23301                                   84-1284185
       -------                                   ----------
(Commission File No.)                           (IRS Employer
                                              Identification No.)

5650 Greenwood Plaza Blvd.
Suite 216
Englewood, Colorado                                 80111
-------------------                                 -----
(Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code: (303) 741-1118

Item 2.  Acquisition and Disposition of Assets.

     On May 22, 1998 3PM Corporation (the "Company") did file a report on Form 8-K advising of the execution of a letter of intent to merge the Company with Northwood Sports, Inc., a Canadian corporation ("Northwood"), whereby the Company has agreed in principle to acquire all of the issued and outstanding shares of Northwood, in exchange for issuance by the Company of previously unissued "restricted" common stock. The relevant terms of the proposed transaction require the Company to (i) undertake a "forward split" of its common stock, whereby 2.4 shares of common stock shall be issued in exchange for each share of common stock issued and outstanding, in order to establish the number of issued and outstanding common shares of the Company at Closing to be 1,200,000 shares; (ii) issue to the Northwood shareholders an aggregate of 4,800,000 "restricted" common shares (post split), representing 80% of the Company's then outstanding common stock, in exchange for all of the issued and outstanding shares of Northwood.

     The parties have subsequently entered into an amendment to the aforesaid letter of intent, wherein those changes referenced in said amendment, which is included herein as Exhibit 2.1 and incorporated herein as if set forth, were agreed. The balance of the initial letter of intent remains in place.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)  Exhibits.

     2.1 Amendment to Letter of Intent between the Company and Northwood Sports, Inc.



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
                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   3PM CORPORATION



                                   By: s/Gregory J. Simonds
                                      ---------------------------
                                      Gregory J. Simonds, President

Dated:  May 29, 1998


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















                         3PM CORPORATION
                ________________________________

                           EXHIBIT 2.1
                ________________________________

                          AMENDMENT TO

                    LETTER OF INTENT BETWEEN

                        THE COMPANY AND

                     NORTHWOOD SPORTS, INC.
                ________________________________














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
                         3PM HOLDING CORP.
                    5650 Greenwood Plaza Blvd.
                            Suite 216
                    Englewood, Colorado 80111

                           May 26, 1998



Board of Directors
Northwood Sports, Inc.
P.O. Box 22
11 Cardico Drive, Unit 10
Gormley, Ontario, Canada L0H 1Q0
Attention: Mr. William Dolan, President

     Re:   Amendment to Letter of Intent; Proposed Merger
           Between 3PM Holding Corp. and Northwood Sports, Inc.

Dear Mr. Dolan:

On or about May 19, 1998, 3PM Holding Corp. ("3PM") and your company, Northwood Sports, Inc. ("Northwood"), did enter into that certain letter of intent wherein said companies did agree, in principle, to engage in a merger, the terms of which were included in the aforesaid letter. In accordance with discussions which have ensued subsequent to the execution of said letter, the following is intended to amend certain terms as previously agreed in said letter of intent:

The following provisions of the letter of intent between 3PM and Northwood are amended as follows:

     "1.     Plan of Share Exchange.  The board of directors of 3PM
and Northwood have completed an initial evaluation of the business plan, financial statements and other relevant corporate documents of the other and have concluded that a merger of Northwood and 3PM, whereby 3PM would issue shares of its common stock equal to ownership of approximately 77% of its outstanding shares, in exchange for 100% of the then outstanding securities of Northwood, would be in the best interest of both companies."

The balance of this section shall remain as stated in the initial letter of intent.

Section 2(A) is hereby amended as follows:

          "(A) 3PM Capitalization. 3PM's total authorized capital stock consists of 120,000,000 shares, of which 20,000,000 shares are Preferred Shares, par value $0.01 per share, and 100,000,000 are Common Shares, par value $0.0001 per share. As of the date hereof there are 500,000 common shares of 3PM issued and outstanding. There are no preferred shares issued or outstanding.

Mr. William Dolan
May 26, 1998
Page 2

Subject to Closing, as defined hereinbelow, the Board of Directors of 3PM shall undertake a forward split of the 3PM issued and outstanding common stock, whereby 4 shares of common stock shall be issued in exchange for each share of common stock issued and outstanding, in order to establish the number of issued and outstanding common shares of 3PM at Closing to be 2,000,000 shares."

Sections 2(B) and 2(C) shall remain as stated. Section 2(D) is hereby amended as follows:

          "(D) Share Exchange. Subject to the approval of the terms and conditions contained herein by the 3PM and Northwood shareholders (hereinafter the "Closing Date"), Northwood shall engage in a share exchange with 3PM, with 3PM emerging as the parent company and Northwood as a wholly owned subsidiary thereof, by the Northwood shareholders exchanging all of the issued and outstanding Northwood Stock owned by them for 6,400,000 "restricted" Common Shares of 3PM (post forward split). "

The balance of the initial letter of intent shall remain as originally stated.

If the foregoing accurately reflects your understanding of the terms and conditions of our agreement, as amended, please so indicate by signing below as designated.

Yours truly,

3PM HOLDING CORP.



By: /s/ Gregory J. Simonds
   ----------------------------------
   Gregory J. Simonds, President

APPROVED AND ACCEPTED this 27th day of May, 1998.

NORTHWOOD SPORTS, INC.



By: /s/ William Dolan
   ----------------------------------
   William Dolan, President


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